Exhibit 10.26

Privileged & Confidential

[LETTERHEAD PASQAL HOLDING SA]

[Date]

To:

EIC Fund

15, boulevard Friedrich Wilhelm Raiffeisen

L-2411 Luxembourg

Grand Duchy of Luxembourg

Re: Undertaking Letter Relating to Board Representation Rights

Dear Sirs and Madams,

We refer to the holding of ordinary shares (the “Ordinary Shares”) of Pasqal Holding SA (the “Company”) by certain investors, including EIC Fund and its affiliated entities.

By this letter, the Company and EIC Fund (“EIC”) hereby irrevocably undertake to comply with the commitments and agreements set out below.

EIC Fund Board and Committee Representation Rights

For so long as EIC Fund or any other entities affiliated with EIC Fund, or any entity managed or advised by EIC Fund or any entities affiliated therewith (collectively, the “EIC Investor”), collectively, beneficially owns any Ordinary Shares of the Company, EIC Fund shall be entitled to propose the appointment of one member to the Company’s board of directors (the “Board”), such member being referred to as the “EIC Director”. The Company undertakes to propose to the Board that such EIC Director shall also be appointed as a member of the Board’s Audit Committee (provided that (i) such director satisfies the applicable requirements for service on such committee under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the Nasdaq Stock Market, LLC (“Nasdaq”) and any other stock exchange on which the Company’s securities are then listed for service on such committee, as determined by the Board in good faith and (ii) the Board determines, in its good faith judgment, that such EIC Director possesses appropriate qualifications and expertise for service on such committee).

Notwithstanding the foregoing or anything else set forth in this letter, EIC hereby agrees that promptly following the date on which the EIC Investor, collectively, fails to beneficially own at least 50% of the Ordinary Shares of the Company beneficially owned by it on the date of this letter, it will meet and negotiate with the Company in good faith any director appointment rights that it will retain thereafter (provided that for the avoidance of doubt, any such subsequent director appointment rights shall be in compliance with any requirements of the SEC, Nasdaq and any other stock exchange on which the Company’s securities are then listed).

Accordingly, the Company undertakes to submit to the shareholders’ annual general meeting following which the term of office of the EIC Director would expire in the absence of renewal, a resolution providing for the renewal of the EIC Director as a member of the Company’s Board or, as the case may be, for the appointment of a new member proposed by EIC as a member of the Company’s Board. Should any EIC Director be so elected by the Company’s shareholders’ annual general meeting, the Company undertakes to propose to the Board of Directors of the Company that such EIC Director will also be a member of the Board’s Audit Committee (provided that (i) such director satisfies the applicable requirements for service on such committee under the rules and regulations of the SEC, Nasdaq and any other stock exchange on which the Company’s securities are then listed for service on such committee, as determined by the Board in good faith and (ii) the Board determines, in its good faith judgment, that such EIC Director possesses appropriate qualifications and expertise for service on such committee).

[LETTERHEAD PASQAL HOLDING SA]

The Company further undertakes that, if the EIC Director ceases to be a member of the Company’s Board for any reason whatsoever, including death, resignation or otherwise, the Company shall, to the extent possible, take all reasonable actions to promptly co-opt a new member proposed by EIC as the EIC Director and shall take all reasonable actions to submit to the next shareholders’ meeting the ratification of such co-optation or, as the case may be, the appointment of such new member to the Board. Should any EIC Director be so co-opted, the Company undertakes to propose to the Board of Directors of the Company that such EIC Director will also be a member of the Board’s Audit Committee (provided that (i) such director satisfies the applicable requirements for service on such committee under the rules and regulations of the SEC, Nasdaq and any other stock exchange on which the Company’s securities are then listed for service on such committee, as determined by the Board in good faith and (ii) the Board determines, in its good faith judgment, that such EIC Director possesses appropriate qualifications and expertise for service on such committee).

For the avoidance of doubt, EIC shall be free to replace at any time its permanent representative (représentant permanent), without prejudice to any of the rights granted to EIC in this letter.

EIC hereby agrees that it shall only propose the appointment of a director to the Board if such director satisfies all of the following requirements:

(a)	each EIC Director shall, at all times, (i) satisfy all requirements to serve as a director under applicable law, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing rules and regulations of the Nasdaq and any other stock exchange on which the Company’s securities are listed and all other criteria and qualifications for service as a director applicable to all non-executive directors and (ii) satisfy any other requirements for director qualification adopted by the Board and generally applicable to non-employee directors; and

(b)	the EIC Investor shall cause each EIC Director: (i) to make himself or herself reasonably available for interviews; (ii) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such director meets the requirements to serve on the Board, and (iii) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business.

EIC hereby agrees that no director (or any replacement thereof proposed by EIC) shall be eligible to serve as the EIC Director if he or she (i) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K of the Securities Act, (ii) has been or could be disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act of 1933, as amended, or (iii) is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company. If an EIC Director no longer satisfies all the requirements set forth in (A) the immediately preceding sentence and (B) the requirements in the foregoing paragraph, such EIC Director shall automatically cease to be a director and his or her term of office shall immediately terminate in accordance with the Company’s Articles of Association, and the vacancy resulting from the termination of such director’s term of office may be filled as provided by this letter and the Articles of Association. EIC hereby agrees that, in the event that an EIC Director no longer satisfies the requirements set forth in the immediately preceding sentence, it shall take all necessary action to cause such EIC Director to resign from the Board. In addition, if at any time the Board determines in good faith that the EIC Director no longer satisfies the applicable requirements for service on the Audit Committee, the Board may remove such EIC Director from such committee.

[LETTERHEAD PASQAL HOLDING SA]

As a condition to a EIC Director’s appointment or election to the Board, such EIC Director must provide to the Company:

(a)	all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective affiliates and representatives in a proxy statement or other filings in accordance with applicable law, the rules and regulations of Nasdaq and any other stock exchange on which the Company’s securities are listed or the Articles of Association or other corporate governance guidelines;

(b)	all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive directors; and

(c)	an undertaking in writing by such EIC Director:

(i)	to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company; and

(ii)	at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company or other matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

Miscellaneous

The undertakings set out in this letter shall remain in full force and effect for as long as the relevant conditions described above remain satisfied with respect to EIC and the EIC Director.

This letter shall be governed by and construed in accordance with the laws of France. Any dispute arising out of or in connection with this letter, including any question relating to its existence, validity, interpretation, performance or termination, shall be submitted to the exclusive jurisdiction of the competent courts of France.

This letter may be signed electronically in accordance with Regulation (EU) No. 910/2014 and articles 1367 et seq. of the French Civil Code. The parties hereto agree that their electronic signatures have the same legal value as handwritten signatures and constitute a convention de preuve.

[LETTERHEAD PASQAL HOLDING SA]

Please acknowledge receipt and acceptance of the terms of this letter by countersigning where indicated below.

Yours faithfully,

For and on behalf of Pasqal Holding SA

By:
Name:	[●]
Title:	[●]

Acknowledged and agreed:

For and on behalf of EIC Fund

By:
Name:	[●]
Title:	[●]

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